SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                                    FORM 8-K

                                 CURRENT REPORT


     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

        Date of Report (Date of earliest event reported): August 7, 2006

                         Commission File Number: 0-27689

                       AVIATION UPGRADE TECHNOLOGIES, INC.
                       -----------------------------------
             (Exact name of registrant as specified in its charter)

Nevada                                                                33-0881303
------                                                               -----------
(State or other jurisdiction of             (I.R.S. Employer Identification No.)
incorporation or organization)

24040 Camino del Avion, #A303, Monarch Beach, CA                          92629
------------------------------------------------                          -----
(Address of principal executive offices)                             (Zip Code)


                                 (949) 499-6665
                                 --------------
              (Registrant's Telephone Number, Including Area Code)




Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

|_| Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

|_| Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

|_| Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

|_| Pre commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))


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ITEM 8.01 OTHER EVENTS.

On August 7, 2006, Aviation Upgrade Technologies, Inc., a Nevada corporation (the "Registrant"), and its president and principal shareholder, Torbjorn Lundqvist, entered into a non-binding and confidential Letter of Intent ("LOI") with Charles Ries. Should the conditions to closing occur as described in the LOI, Mr. Ries would purchase a controlling interest in the Registrant's common stock. The final terms of the definitive agreements are being negotiated, and any such transaction would be subject to customary due diligence by all parties, and certain conditions which must be fulfilled prior to closing. The parties to the LOI are currently conducting due diligence. There is no assurance that this transaction will be concluded, or any similar such transaction, or that in the event that such a transaction is concluded, that it would increase the value of the Registrant's common stock.



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                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

                                            Aviation Upgrade Technologies, Inc.

August 9, 2006                         By:  /s/ Torbjorn B. Lundqvist
                                            -----------------------------------
                                            Torbjorn B. Lundqvist, President